__________

DEVELOPMENT AGREEMENT

MADE AS OF FEBRUARY 10, 2013

BETWEEN:

CRAiLAR TECHNOLOGIES INC.

AND:

COTSWOLD INDUSTRIES INC.

CRAiLAR Technologies Inc.

305 - 4420 Chatterton Way, Victoria, British Columbia, Canada V8X 5J2

DEVELOPMENT AGREEMENT

THIS DEVELOPMENT AGREEMENT is made as of February 10, 2013.

BETWEEN:

CRAiLAR TECHNOLOGIES INC., a corporation duly incorporated under the laws of the Province of British Columbia, Canada, and having an office located at 305 - 4420 Chatterton Way, Victoria, British Columbia, Canada V8X 5J2

("CRAiLAR");

AND:

COTSWALD INDUSTRIES INC., a company organised under the laws of New York, with a principal place of business being at 10 East 40th Street, Suite 3410, New York, NY 10016.

("Cotswold Industries")

WHEREAS:

(A)     CRAiLAR has developed, is in the possession of, and is the beneficial owner of, substantial and valuable expertise, know-how and certain Intellectual Property relating to the field of developing and carrying out enzyme-based processing of natural bast fibers through its wholly-owned subsidiary CRAiLAR Fiber Technologies Inc. ("CFT"), through a global, exclusive licensing contract with the National Research Council of Canada ("NRC"), as well as the harvesting and processing of short fiber flax for use in its CRAiLAR(R) enzyme-based process;

(B)     Cotswald Industries has developed, is in possession of, and is the beneficial owner of, substantial and valuable expertise, know-how and certain Intellectual Property relating to Cotswold Industries' spinning, knitting and weaving of fibers for intermediate and consumer use and the design, development, manufacture and marketing thereof;

(C)     CRAiLAR and Cotswold Industries entered into the Confidentiality Agreement on February 11 2013, and wish to jointly develop spun, knitted and woven goods for CRAiLAR fiber markets and in furtherance thereof under the terms and conditions of this Agreement;

NOW THEREFORE, the parties hereto covenant and agree as follows:

PART 1
DEFINITIONS AND INTERPRETATIONS

Definitions

1.1     In this Agreement, the following words or phrases have the following meanings, unless the context otherwise requires:

(a)     "Affiliate" in relation to a specified Person, means a Person that directly or indirectly controls, is under common control with, or is controlled by the specified Person, and for the purposes hereof, a Person will be deemed to control a corporation if

(i)     securities of the corporation to which are attached more than 50% of the votes that may be cast to elect directors of the specified corporation or other rights to elect a majority of the directors are held, other than by way of security only, by or for the benefit of the Person, and

(ii)     the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the corporation;

(b)     "Business Day" means a day that is not a Saturday or a Sunday or a British Columbia provincial, or Canadian federal, holiday;

(c)     "Confidentiality Agreement" means the confidentiality agreement between CRAiLAR and Cotswold Industries executed by both parties on February 11, 2013

(d)     "Confidential Information" means, in relation to a Person, information known or used by such Person in connection with its business and technology that is not known to the general public or that, by its nature or the nature of its disclosure, ought reasonably be known to be the confidential or proprietary information of a Person, including, but not limited to, such Person's Intellectual Property, customer information, financial information, marketing information, and information as to business opportunities and research and development, and includes in respect of each party hereto all confidential and protected information of such party pursuant to the Confidentiality Agreement;

(e)     "Cotswold Industries Arising IP" means Intellectual Property concerning Improvements relating to the Cotswold Industries IP, which includes, for clarity,

(i)     spinning, knitting and weaving CRAiLAR fibers into existing and new yarns and fabrics for use in trouser pocketing, apparel interlining, waistbanding, and other intermediate goods but in any event shall not include any CRAiLAR IP or NRC Protected IP, which at all times shall be treated as CRAiLAR arising IP under the terms of this Agreement;

(f)     "Cotswold Industries IP" means Intellectual Property held by Cotswold Industries on the Effective Date;

(g)     "Cotswold Industries Products" means fabrics for use in trouser pocketing, apparel interlining, waistbanding and other intermediate goods;

(h)     "CRAiLAR Arising IP" means Intellectual Property concerning Improvements to the CRAiLAR IP, which includes, for clarity,

(i)     Improvements to the CRAiLAR enzymatic process for bast fibers developed by the NRC.

(ii)     methods for the harvesting of flax fiber by means other than pulling the entire plant from the ground, decortication and cleaning of Flax fiber for short fiber processing in CRAiLAR's enzymatic processing of CRAiLAR Fibers;

(i)     "CRAiLAR Fibers" means any fibers produced as a result of any process included under the CRAiLAR IP or CRAiLAR Arising IP, and includes those fibers identified by the parties as the objective of the Development Program in the Statement of Work and which will include separate descriptions of any such products;

(j)     "CRAiLAR IP" means Intellectual Property held by CRAiLAR on the Effective Date, and for greater certainty includes any Intellectual Property licensed by CRAiLAR from NRC;

(k)     "Development Agreement Deadline Date" means with reference to a particular development agreement contemplated in Schedule B, the applicable day that is 30 days after the day on which CRAiLAR and Cotswold Industries become obligated to negotiate that development agreement pursuant to Schedule B;

(l)     "Development Program" means the development program described in Part 2 of this Agreement and includes Technology Development and Product Development;

(m)     "Dispute Notice" has the meaning ascribed to it in Section 7.1;

(n)     "Effective Date" means the date that as noted on the first page of this Agreement;

(o)     "Improvements" means all Intellectual Property arising during the Term relating to the CRAiLAR IP or Cotswold Industries IP;

(p)     "Intellectual Property" means all intellectual property arising anywhere in the world, including:

(i)     all trademarks, service marks, corporate names, business names and other trade names whether or not registerable or the subject of applications or registrations;

(ii)     inventions, arts, processes, machines, manufactures, compositions of matter, developments and improvements, all whether or not patentable, patented or the subject of applications for patents;

(iii)     all industrial designs whether or not patentable or registrable, patented or registered or the subject of applications for registration or patent;

(iv)     all formulae, proprietary information, trade secrets and know-how; all moral rights and the benefits of all waivers of moral rights if the Person is not the author of the Intellectual Property; and

(v)     all other intellectual and industrial property all whether or not registrable, registered or subject of applications for registration;

(q)     "Intellectual Property Rights" means all intellectual property rights arising anywhere in the world, including:

(i)     all common law rights and registrations, pending applications for registration and rights to file applications for Intellectual Property;

(ii)     all copyright and all registrations, pending applications for registration and rights to file applications for the Intellectual Property;

(iii)     all patents, pending patent applications and rights to file applications for the Intellectual Property, including all rights of priority and rights in continuations, continuations in part, divisions, re-examinations, re-issues and other derivative applications and patents;

(iv)     all license rights in the foregoing; and

(v)     all rights to enforce rights in the foregoing against third parties;

(r)     "Milestones" means the technical and product milestones identified in the Statement of Work;

(s)     "Notice" has the meaning ascribed to it in Section 9.4;

(t)     "NRC Protected IP" means all NRC Intellectual Property or Intellectual Property Rights now or later existing, together with any Improvements thereto, as licensed by CRAiLAR from NRC;

(u)     "Person" means an individual, corporation, body corporate, firm, limited liability company, partnership, syndicate, joint venture, society, association, agency, governmental body, educational institute, trust or an incorporated organization or trustee or other such legal representative;

(v)     "Project Manager" has the meaning ascribed to it in Section 2.3;

(w)     "Senior Officer" means, in the case of CRAiLAR, CRAiLAR's CEO and in the case of Cotswold Industries, Cotswold Industries 's CEO;

(x)     "Statement of Work" means the Statement of Work including the budget annexed hereto as Schedule A; and

(y)      "Term" means the term of the Development Program beginning on the Effective Date and continuing until terminated in accordance with the provisions of Part 5.

Interpretation

1.2     In this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

(a)     "this Agreement" means this Development Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;

(b)     the headings in this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(c)     the word "including", when following any general statement or term, is not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope;

(d)     except where otherwise specified, all references to currency mean Canadian currency;

(e)      a reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations;

(f)     a reference to an entity includes any successor to that entity;

(g)     words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa; and

(h)     a reference to a Part is to a Part of this Agreement and the symbol Section followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or subclause of this Agreement so designated.

Schedules

1.3     The following schedules are incorporated into this Agreement by reference and form part hereof:

Schedule A:     Statement of Work

PART 2
DEVELOPMENT PROGRAM

Development

2.1     CRAiLAR and Cotswold Industries will work jointly and individually at their respective facilities, will co-operate in their research and development activities as may be required or expedient, and will use commercially reasonable efforts to develop or create commercially viable CRAiLAR Fibers in accordance with the Statement of Work.

Purpose

2.2     The Development Program contemplated by this Agreement will include the activities described in the Statement of Work, and will encompass all research, design, development, improvement and other experimentation and performance testing of CRAiLAR Fibers during the Term and the provision of reports and advice by the parties to one another with respect to the development of such products, the aim of which is to produce CRAiLAR Fibers as described in the Statement of Work.

Project Manager

2.3     Each of the parties will appoint and maintain, until the expiry of the Term, a project manager ("Project Manager") and may from time to time change its Project Manager upon prior written notice to the other party. Each party's Project Manager will be responsible for that party's performance under this Agreement and will co-ordinate and co-operate with the other party's Project Manager concerning the management, co-ordination and administration of the activities of such party under this Agreement. Specifically, the Project Managers will:

(a)     exchange results and all other relevant information arising pursuant to the Development Program;

(b)     specify detailed objectives of the Development Program, the work to be performed by each party and relevant specifications and appropriate targets, to the extent deemed necessary for the success of the Development Program;

(c)     maintain books and written records of the dates on which Intellectual Property is disclosed by one party to the other pursuant to the Development Program; and

(d)     jointly prepare a written summary for both CRAiLAR and Cotswold Industries every quarter on the results and progress of the Development Program.

Duties of the Project Managers

2.4     Each Project Manager will, among other things:

(a)     oversee all work to be performed by such Project Manager's respective party pursuant to the Development Program (including, but not limited to, the work for which each party is responsible as may be described in the Statement of Work);

(b)     review Intellectual Property, determine strategy related thereto, and determine whether Intellectual Property constitutes CRAiLAR Arising IP or Cotswold Industries Arising IP;

(c)     develop a program for the tracking of Intellectual Property developed during the Development Program;

(d)     promptly resolve any problems or disputes related to the Development Program or generally with this Agreement as such problems or disputes arise;

(e)     evaluate and revise the Development Program and discuss all technical issues arising with respect to the Development Program;

(f)     review, on a regular basis, the ability to produce CRAiLAR Fibers at the target prices established pursuant to the Statement of Work and the projected date of commercializing CRAiLAR Fibers and make recommendations to the parties regarding commercialization;

(g)     determine whether or not a Milestone has been achieved; and

(h)     resolve issues with respect to the disclosure of CRAiLAR Arising IP to Cotswold Industries and the disclosure of Cotswold Industries Arising IP to CRAiLAR;

in each case as such duties relate to the Development Program.

PART 3
DEVELOPMENT AND FUNDING

Development

3.1     During the Term, each party will use reasonable efforts to successfully, diligently and on a timely basis, carry out the portion of the Development Program for which it is responsible as set forth in the Statement of Work and for the achievement of the objectives of the Development Program.

Funding Arrangements

3.2     The Development Program will be funded on the following basis:

(a)     Cotswold Industries will bear its own costs and expenditures incurred in connection with the Development Program;

(b)     CRAiLAR will bear its own costs and expenditures incurred in connection with the Development Program;

PART 4
NON-COMPETITION AND EXCLUSIVITY

Non-Competition by Cotswold Industries

4.1     During the Term, Cotswold Industries will not and will ensure that its Affiliates will not, directly or indirectly, compete with CRAiLAR in the research, development or production of enzyme-treated natural bast fibers and will not, directly or indirectly, license or sell technology or provide products or research or development services to any Person, or engage in research or development with any Person, related to enzyme-treated natural bast fibers or CRAiLAR Fibers (collectively, the "Exclusive Services and Products").

Non-Solicitation

4.2     Subject to the transfers of employees contemplated in the Statement of Work, no party will during the Term and for a period of two years after the expiry thereof solicit for employment any individual who is, at the time of such solicitation, employed by the other party or its Affiliates, nor will such party, directly or indirectly, induce any such individual to leave his or her employment. Each of CRAiLAR and Cotswold Industries will ensure that their respective Affiliates will comply with this Section 4.2.

Reasonable Restriction

4.3     Each party agrees that the restrictions contained in this Part 4 are reasonable for the protection of the respective legitimate business interests of the parties.

Injunctive Relief

4.4     Each party acknowledges that a breach by it or any of its Affiliates of any covenant contained in this Part 4 could result in damages to the other party which may not adequately be compensated for by monetary award alone. Accordingly, in the event of any such breach by a party, in addition to all other remedies available to the other party at law or in equity, such other party will be entitled as a matter of right, to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate, to ensure compliance with the provisions of this Part 4.

PART 5
TERMINATION EVENTS

Termination

5.1     The Development Program and this Agreement will terminate at the expiry of the Term.

General Termination After 240 Days

5.2     Either party may terminate the Development Program and this Agreement immediately upon written notice at any time after the period ending 240 days from the Effective Date.

Termination by Cotswold Industries

5.3     Cotswold Industries shall be entitled to terminate the Development Program and this Agreement in its entirety if

(a)     CRAiLAR becomes bankrupt or insolvent, or

(b)     CRAiLAR commits a material breach hereof and fails to remedy same after 30 days' written notice from Cotswold Industries. specifying the particulars of such breach.

Termination by CRAiLAR

5.4     CRAiLAR shall be entitled to terminate the Development Program and this Agreement in its entirety if

(a)     Cotswold Industries becomes bankrupt or insolvent, or

(b)     Cotswold Industries commits a material breach hereof and fails to remedy same after 30 days' written notice from CRAiLAR specifying the particulars of such breach.

Early Termination for Failure to Reach Milestones

5.5     If the Development Program fails to meet the Milestones identified by the Statement of Work, the parties shall forthwith meet to discuss and reach agreement with respect to revised Milestones consistent with the objectives of the Development Program. If the parties cannot reach such agreement within 30 days of such failure and the Milestones which the parties have failed to meet have not subsequently been met during such 30 day period, either party shall then be entitled to terminate the Development Program in its entirety.

Consequences of Termination of the Development Program

5.6     If pursuant to this Part 5 the Development Program is terminated in its entirety after the entering into by the parties of any supply agreement contemplated by Schedule B, the provisions of such supply agreement shall continue in force in accordance with its terms.

5.7     If the Development Program or this Agreement is terminated or expired, those rights and obligations of CRAiLAR and Cotswold Industries that, by their nature, are intended to survive will so survive, including Part 1 (except for Section 1.3), Part 4, Part 5, Part 6, Part 7 and Part 9 (as well as, for greater certainty, the Confidentiality Agreement).

PART 6
INTELLECTUAL PROPERTY

Prior IP

6.1     All CRAiLAR IP will remain the property of CRAiLAR and all right, title and interest therein (including all Intellectual Property Rights) shall remain with CRAiLAR except as expressly set out in this Agreement, and no license, real or implied will be granted with respect to such Intellectual Property except as contemplated in this Agreement, if any. All Cotswold IP will remain the property of Cotswold and all right, title and interest therein (including all Intellectual Property Rights) shall remain with Cotswold except as expressly set out in this Agreement, and no license, real or implied will be granted with respect to such Intellectual Property except as contemplated in this Agreement, if any.

Arising IP

6.2     All CRAiLAR Arising IP will be the property of CRAiLAR and all Cotswold Industries Arising IP will be the property of Cotswold Industries, and all respective right, title and interest therein (including all Intellectual Property Rights) shall remain with CRAiLAR or Cotswold Industries, as the case may be, except as expressly set out in this Agreement, and no license, real of implied will be granted with respect to such Intellectual Property except as contemplated in this Agreement, if any.

CRAiLAR Disclosure of Intellectual Property for the Development Program

6.3     CRAiLAR will disclose to Cotswold Industries the CRAiLAR IP and CRAiLAR Arising IP but only to the extent strictly necessary for the Development Program.

Cotswold Industries Disclosure of Intellectual Property for the Development Program

6.4     Cotswold Industries will disclose to CRAiLAR the Cotswold Industries IP and Cotswold Industries Arising IP but only to the extent strictly necessary for the Development Program.

Ownership of Arising Intellectual Property

6.5     Where during the Term any Intellectual Property which relates to the Development Program is invented, discovered, improved or otherwise developed or made by one party, such party will disclose the same to the other as soon after discovery as feasible and, in any event, in regular quarterly reports prepared by each party and delivered to the Project Managers. Regardless of inventorship, ownership of all Intellectual Property Rights in any Intellectual Property will vest immediately and is hereby assigned in accordance with the provisions hereof relating to CRAiLAR Arising IP and Cotswold Industries Arising IP (it being the intention that all such Intellectual Property may be characterized as one of those but not more or less than one). To this end, the parties will execute or cause to be executed such deeds, documents, instruments, assignments and moral rights waivers as maybe necessary to effect the intent of this Section 6.5. For greater clarity, no such Intellectual Property will be owned jointly by the CRAiLAR and Cotswold Industries.

Patents for CRAiLAR Arising IP and Cotswold Industries Arising IP

6.6     Each of CRAiLAR and Cotswold Industries shall have the option to prepare, file, prosecute, defend and maintain patents with respect to any CRAiLAR Arising IP or Cotswold Industries Arising IP, respectively. Each party will execute all such documents, execute or obtain such assignments and waivers, including waivers of moral rights, and do all such other things as are reasonably requested by the other party in connection with any such patent and will assist the owner in all respects necessary to enable the preparation, filing, prosecution, defence and maintenance of any such patent. CRAiLAR shall be responsible for filing, prosecuting, defending and maintaining, at its sole cost and expense, any patent applications it files in respect of CRAiLAR Arising IP. Cotswold Industries shall be responsible for filing, prosecuting, defending and maintaining, at its sole cost and expense, any patent applications it files in respect of Cotswold Arising IP.

Consent to Use of Confidential Information

6.7     CRAiLAR's patent applications may not include any Cotswold Industries IP, Cotswold Industries Arising IP or Confidential Information of Cotswold Industries without the express written consent of Cotswold Industries. Cotswold Industries' patent applications may not include any CRAiLAR IP, CRAiLAR Arising IP or Confidential Information of CRAiLAR without the express written consent of CRAiLAR.

PART 7
DISPUTE RESOLUTION

Initiation of Process

7.1     If at any time a dispute between the parties with respect to any matter relating to this Agreement arises, a party that wishes that the issue be considered further may give written notice (the "Dispute Notice") to the other requiring that such issue or dispute be decided pursuant to this Part 7.

Referral to Senior Officers

7.2     If a Dispute Notice is given, the Senior Officers of each of the parties shall initiate discussions with a view to settling the issue or matter. A decision reached by such Senior Officers and communicated by them in writing to the parties will be binding on the parties and will be implemented.

Submission to Arbitration

7.3     If no decision is communicated by the Senior Officers within 30 days after such issue or dispute is referred to them, either party may at any time before a decision thereon is so communicated and less than 120 days after delivery of the Dispute Notice, by further notice given to the other, submit the issue or dispute to arbitration in accordance with the rules of arbitration of the British Columbia International Commercial Arbitration Centre (the "Rules") as modified by the provisions herein. The issue or dispute will be submitted to one arbitrator in accordance with the Rules.

Place of Arbitration

7.4     All arbitration proceedings will be conducted in the English language in Vancouver, British Columbia.

Final and Binding

7.5     Any award or decision of the arbitrator or an arbitration pursuant to Section 7.3 shall be final and binding upon the parties.

Legal Proceedings

7.6     A legal proceeding commenced by a party to this Agreement in respect of an issue or dispute that may be arbitrated under this Agreement

(a)     will be stayed until the time during which arbitration may be initiated has expired or, if arbitration is initiated, a decision on the arbitration is delivered or the arbitration process has otherwise ended, and

(b)     will be discontinued following the award or decision of the arbitrator on the arbitration unless such decision is not to continue with the arbitration of the issue or dispute.

Exclusions

7.7     This Part 7 will not apply to the grant of provisional remedies, including injunctions, restraining orders and specific performance, and each party reserves its right to commence such action or seek such remedies from any court of competent jurisdiction.

PART 8
GENERAL REPRESENTATIONS

Representations

8.1     Each party hereby represents and warrants to each other party that

(a)     it has the right and power to enter into this Agreement and perform the obligations contained herein;

(b)     the execution and delivery of this Agreement, and the performance of the covenants and agreements herein contained, are not limited or restricted by or in conflict with, nor will they breach, infringe, contravene or interfere with, any Person's contractual, intellectual property, privacy, common law, statutory, equitable, confidentiality or other rights to the extent that it would affect the party's ability to perform its obligations under this Agreement, and

(c)     it has no knowledge of any existing, or reasonably anticipated, claim, action, proceeding, dispute or suit which would affect its ability to perform any aspect of this Agreement or to use any of its Intellectual Property or any other matter which might affect the validity, use, continuance, ownership or value of such Intellectual Property.

PART 9
GENERAL

Modifications, Approvals and Consents

9.1     No amendment, modification, supplement, termination or waiver of any provision of this Agreement will be effective unless in writing signed by the appropriate party and then only in the specific instance and for the specific purpose given.

Further Assurances

9.2     The parties will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

Entire Agreement

9.3     The provisions in this Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the Development Program and supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties.

Notices

9.4     Every notice, request, demand, direction or other communication (each, for the purposes of Section 9.4, Section 9.5 and Section 9.6, a "Notice") required or permitted to be given pursuant to this Agreement will be deemed to be well and sufficiently given if in writing and delivered by hand (including recognized overnight courier service) or transmitted by facsimile, in each case addressed as follows:

(a)     if to CRAiLAR at:

305- 4420 Chatterton Way, Victoria, BC V8X 5J2 Canada
Attention: Kenneth Barker, CEO
Facsimile: 503 974 9367; and

if to Cotswold Industries at:

(b)     Cotswold Industries Inc.
         10 East 40th Street, Suite 3410, New York, NY 10016

Attention: James McKinnon
Email: james@cotswoldindustries.com

or to such other address or transmission receiving station as is specified by the particular party by Notice to the others.

Deemed Receipt

9.5     Any Notice delivered or sent as aforesaid will be deemed conclusively to have been effectively given and received on the day Notice was delivered or sent as aforesaid if it was delivered or sent on a day that was a Business Day or on the next day that is a Business Day if it was delivered or sent on a day that was not a Business Day.

Change of Address

9.6     A party may at any time, by Notice to the others, change its address to some no less convenient address and will so change its address whenever its address ceases to be suitable for delivery by hand.

Enurement

9.7     This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

Governing Law

9.8     This Agreement will be deemed to have been made in British Columbia, Canada and the construction, validity and performance of this Agreement will be governed in all respects by the laws of British Columbia and applicable laws of Canada.

Attornment

9.9     Subject to Part 7, each party irrevocably attorns to the exclusive jurisdiction of the courts of British Columbia, Canada and all courts having appellate jurisdiction thereover in respect of any proceeding arising out of or relating to this Agreement.

Severability

9.10     If any provision of this Agreement is at any time unenforceable or invalid for any reason, it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

Counterparts

9.11     This Agreement may be executed in counterparts or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that both parties are not signatories to the same counterpart or facsimile.

Assignment

9.12     Neither party may assign any right, benefit or interest in this Agreement without the written consent of the other party or except by operation of law, and any purported assignment without such consent will be void.

Public Releases

9.13     Where required by public market authorities, CRAiLAR will make disclosures with respect to this Agreement in a press release, outlining the basic structure of this agreement, in order to satisfy the requirement of public market authorities to disclose all CRAiLAR material events in the interest of current or prospective investors.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

CRAiLAR TECHNOLOGIES INC.

Per:     /s/ Guy Prevost
           Authorized Signatory

COTSWOLD INDUSTRIES INC.

Per:     /s/ James W. McKinnon
           Authorized Signatory

SCHEDULE A

STATEMENT OF WORK

FOR CRAILAR-COTSWOLD INDUSTRIES DEVELOPMENT PROGRAM

Scope

The introduction of CRAiLAR fibers into Pocketing, Interlining & waist banding products.

Central Textiles

Central Textiles Inc. ("Central Textiles") is an Affiliate of Cotswold, and will be contracted by Cotswold to perform certain services as part of the Development Program. Cotswold will ensure that Central Textiles executes a confidentiality agreement no less protective of CRAiLAR than the Confidentiality Agreement.

Milestones

1.      Design a yarn blend using CRAiLAR fibers that is competitive to poly-cotton in terms of strength, performance & pricing

Timeframe: First 45 days
Manager for Central Textiles: Harriet Scarborough
Manager for CRAiLAR: Greg Wright

2.     Introduction of the CRAiLAR yarn into product.

Timeframe: 45 days
Manager for Central Textiles: Harriet Scarborough
Manager for CRAiLAR: Greg Wright

3.     Introduction of product into market testing (lab and wash testing)

Timeframe: 30 days
Manager for Cotswold: Cathy D'Agostino
Manager for CRAiLAR: Greg Wright

4.     Merchandise product into mass channels. (customer product adoptions)

Timeframe: 60 days
Manager for Cotswold: Bill Broadway
Manager for CRAiLAR: Greg Wright

5.     Grow market share of product.

Timeframe: 90-180 days
Manager for Cotswold: Bill Broadway
Manager for CRAiLAR: Greg Wright

CRAiLAR Fiber Specifications

CRAiLAR Flax fiber processed through the patented CRAiLAR enzyme process, reduced to the ultimate fiber state at a uniform length and fiber micron to allow for successful spinning with cotton and polyester in yarn counts suitable for the end garment specifications. CRAiLAR Flax fiber cleaning and decortication guidelines will be adhered to, in order to avoid over processing of the CRAiLAR fibers, and processed through CRAiLAR's enzymatic process resulting in ultimate fiber separation and the preservation of fiber length and uniformity.